Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Each of the undersigned hereby certifies that this quarterly report on Form 10-Q/A for the period ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof, based on my knowledge, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

Date: September 2, 2021	By:	/s/ Kevin S. Crutchfield
Kevin S. Crutchfield
President and Chief Executive Officer

Date: September 2, 2021	By:	/s/ James D. Standen
James D. Standen
Chief Financial Officer